Exhibit 10.28

LOAN AGREEMENT

THIS LOAN AGREEMENT dated as of  October 15, 2008 between ISIS PHARMACEUTICALS, INC., a Delaware Corporation (together with its successors and permitted assigns, “Borrower”), and RBS ASSET FINANCE, INC., a New York corporation (together with its successors and assigns, “Lender”).

R ECITALS:

WHEREAS, Borrower desires to obtain one or more Loans from Lender in an aggregate principal amount not to exceed the Maximum Principal Amount, which Loans are to be secured by the Collateral;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the premises contained in this Agreement, Lender and Borrower agree as follows:

ARTICLE I:  DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.  Defined Terms.  The following terms shall have the following meanings for all purposes of this Loan Agreement:

“Agreement” means this Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Borrower’s State” has the meaning ascribed to such term in Schedule I hereto.

“Business Day” means any day on which Lender is open for business and is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois.

“Change of Control” means a change in control of Borrower or any Guarantor, including, without limitation, a change in control resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Borrower or any Guarantor, and a Change of Control shall occur if any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) acquires, after the date of this Agreement, the beneficial ownership directly or indirectly, of 50% or more of the voting power of the total outstanding stock or other ownership interests of Borrower or any Guarantor.

“Closing Date” means with respect to each Loan, the date that the proceeds of such Loan are disbursed to, or on behalf of, Borrower.

“Closing Fee” has the meaning ascribed to such term in Schedule I hereto.

“Collateral” means the property described on each Collateral Schedule, which property shall be acceptable to Lender, in its sole discretion, and any other assets of Borrower, any Guarantor or any other Person that are subject to a Lien in favor of Lender pursuant to any Loan Document.

“Collateral Schedule” means each schedule describing Collateral attached to and referencing a Note or Notes and executed by Borrower and Lender.

“Commitment” means Lender’s obligation to make Loans to Borrower pursuant to Section 2.01 in an amount not to exceed the Maximum Principal Amount.

“Commitment Termination Date” means the earliest of (a) the date on which the aggregate Original Principal Amount of all Loans equals the Maximum Principal Amount, (b) the Scheduled Commitment Termination Date, (c) the date that an Event of Default described in subsection (i) of Section 7.01 occurs or (d) the date on which Lender elects to terminate the Commitment following (i) an Event of Default or (ii) the occurrence of a material adverse change in the business, assets or financial condition or prospects of Borrower or any Guarantor.

“Default” means any Event of Default or any condition, occurrence or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning ascribed to such term in Section 2.05(c).

“Environmental Laws” means all federal, state, local, or foreign law (including any common law, consent decrees and administrative orders), statute, regulation, or ordinance (in each case, as amended from time to time) regulating, permitting, prohibiting or otherwise restricting the placement, discharge, release, generation, treatment or disposal upon or into any environmental media of any substance, pollutant, contaminant or waste that is now or hereafter classified or considered to be hazardous or toxic.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning ascribed to such term in Schedule I hereto.

“Fixed Rate” has the meaning ascribed to such term in Schedule I hereto.

“GAAP” means generally accepted accounting principles in the United States.

“Guarantor” means each guarantor of the Obligations.

“Guaranty” means one or more instruments by which a Guarantor guarantees the Obligations, in form and substance acceptable to Lender.

“Indebtedness” means (a) all items of indebtedness or liability which in accordance with GAAP or federal tax law would be included in determining total liabilities as shown on the liabilities side of a balance sheet, (b) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by Borrower, whether or not the indebtedness secured thereby shall have been assumed and (c) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by Borrower and other contingent obligations of Borrower in respect of, or to purchase or otherwise acquire, indebtedness of others.

“Interim Interest Date” has the meaning ascribed to such term in Schedule I hereto.

“Interim Interest Payment Date” has the meaning ascribed to such term in Schedule I hereto.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Loan” means a loan from Lender to Borrower pursuant to this Agreement.

“Loan Documents” means, collectively, this Agreement, each Note, each Loan Request, any Guaranty and each other instrument or document executed or delivered by Borrower pursuant to or in connection with this Agreement and the other Loan Documents, including, without limitation, any instrument or agreement given to evidence or further secure the Obligations.

“Loan Request” means a Loan Request, duly executed by an authorized officer of Borrower, in form and substance acceptable to Lender.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, properties or condition (financial or otherwise) of Borrower or any Guarantor, (b) the ability of Borrower to perform or pay its Obligations or any Indebtedness in the amount of $10,000,000.00 or more in accordance with the terms thereof, (c) the ability of any Guarantor to perform its, his or her obligations under a Guaranty, (d) Lender’s Lien on the Collateral or the priority of such Lien, or (e) the validity or enforceability of any Loan Document or the rights and remedies available to Lender under any Loan Document.

“Maximum Principal Amount” has the meaning ascribed to such term in Schedule I hereto.

“Moody’s” means Moody’s Investor Services, Inc. or any successor thereto.

“Note” has the meaning ascribed to such term in Section 2.02.

“Notice Address” has the meaning ascribed to such term in Schedule I hereto.

“Obligations” means, subject to Section 8.10(c), the obligations to make the payment of all indebtedness evidenced by the Notes, together with all extensions, renewals, amendments and modifications thereof and the payment of all other Indebtedness and other sums owed under, and the payment and the performance of all obligations and covenants contained in the Loan Documents, in each case whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and due or to become due, together with all fees and expenses (including, without limitation, all attorneys’ fees and expenses) incurred by Lender in connection with the collection or enforcement of any of the Obligations.

“Organizational Documents” has the meaning ascribed to such term in Schedule I hereto.

“Original Principal Amount” means the aggregate principal balance of each Loan as of the Closing Date for such Loan.

“Payment Date” has the meaning ascribed to such term in Schedule I hereto.

“Permitted Liens” means any of the following:  (a) Liens (other than Liens relating to Environmental Laws) for taxes, assessments or other governmental charges not yet due and payable, (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar Liens imposed by law, which are incurred in the ordinary course of business for sums  that are not delinquent, (c) Liens in favor of Lender, and (d) Liens explicitly identified in any Loan Document as “permitted liens.”

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Prepayment Fee” means with respect to each Loan, the prepayment fee described in the related Note.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“Scheduled Commitment Termination Date” has the meaning ascribed to such term in Schedule I hereto.

“Stated Maturity Date” means, with respect to each Loan, the scheduled maturity date described in the related Note.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

Section 1.02.  Rules of Construction.  The singular form of any word used herein, including the terms defined in Section 1.01 hereof, shall include the plural, and vice versa.  The use herein of a word of any gender shall include correlative words of all genders.  Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed.  The words “hereof,” “herein,” “hereunder” and words of similar import refer to this Agreement as a whole.  The headings or titles of the several articles and sections shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

Section 1.03.  Accounting and Financial Determinations.  Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP consistently applied.  In the event that GAAP changes during the term of this Agreement such that the financial covenants contained herein would then be calculated in a different manner or with different components, Borrower and Lender shall amend such provisions of this Agreement in such respects as necessary to conform the financial covenants as criteria for evaluating the financial condition of Borrower or a Guarantor, as applicable, to substantially the same criteria as were effective prior to such change in GAAP.

ARTICLE II:  THE LOANS

Section 2.01.  Loans.

(a)           Commitment.  Lender hereby agrees, subject to the terms and conditions of this Agreement, to make one or more Loans to Borrower from time to time during the period from the date hereof to the Commitment Termination Date in the aggregate Original Principal Amount not to exceed the Maximum Principal Amount (the “Commitment”).  Not more than one Loan shall be funded in any calendar month, and each Loan shall be in an Original Principal Amount of at least $250,000.  The Original Principal Amount of each Loan shall reduce, dollar for dollar, the remaining available amount under the Commitment, and any amount funded may not be reborrowed after being repaid.  The Commitment shall terminate automatically and without any further action on the Commitment Termination Date.  Borrower’s obligation to repay a Loan shall commence, and interest shall begin to accrue, on the Closing Date of such Loan.

(b)           Loan Request.  By delivering a duly completed and executed Loan Request to Lender, on a Business Day, Borrower may irrevocably request that a Loan be made on the Closing Date specified in such Loan Request (which date shall be at least two Business Days but no more than 10 Business Days after the date of delivery to Lender of such Loan Request).  On such Closing Date, subject to the terms and conditions contained herein, Lender shall disburse the Original Principal Amount specified in such Loan Request to, or on behalf of, Borrower to the accounts or entities specified in such Loan Request.  Such Loan Request shall specify the applicable Closing Date, the Original Principal Amount of such Loan and the applicable disbursement instructions.  Borrower agrees that the proceeds of all Loans shall be used solely for the purposes described in such Loan Request.

Section 2.02.  Note.  Each Loan made by Lender under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower in form and substance acceptable to Lender, duly completed, in the principal amount of the Original Principal Amount of such Loan, dated as of the Closing Date for such Loan, made payable to Lender or order, and maturing on the Stated Maturity Date of such Loan or such earlier date pursuant to an acceleration hereunder (the “Note”).

Section 2.03.  Scheduled Payments.  On each Payment Date, Borrower shall pay the aggregate scheduled principal and interest payments owed with respect to each Loan as set forth in the Notes and any prepayment as provided in Section 2.04; provided, however, on the Stated Maturity Date or date of acceleration of a Loan, Borrower shall repay in full the aggregate then outstanding principal amount of such Loan plus all accrued and unpaid interest thereon and all other amounts owed hereunder or under any other Loan Document related to such Loan.

All amounts required to be paid by Borrower hereunder shall be paid in lawful money of the United States of America in immediately available funds to the following account, or to such other account as designated by Lender to Borrower in writing:

Clearing Bank:  RBS Citizens, N.A.

ABA:  241070417

Beneficiary:  RBS Asset Finance Customer Payments

Account:  450000-157-2

Borrower:  ISIS Pharmaceuticals, Inc.

Any payment received after 3:00 p.m. New York time will be deemed to be received on the next succeeding Business Day.  Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or the fees hereunder, as the case may be.  All payments shall be applied first to accrued interest and then to principal.

Section 2.04.  Prepayments.

(a)           Voluntary Prepayments.  Prior to the Stated Maturity Date, Borrower may, from time to time on any Payment Date, make a voluntary prepayment of principal outstanding under the Loans; provided, however, that (a) no Loan may be prepaid in part but, instead, if principal outstanding thereunder is prepaid at all, the entire principal balance outstanding thereunder shall be prepaid in full; (b) all such voluntary prepayments shall require notice on or before the date that is 30 calendar days in advance of any prepayment of the Loans; and (c) in connection with each such voluntary prepayment, Borrower shall pay all accrued interest on the outstanding principal amount of the Loan or Loans prepaid, all other amount owed under any Loan Document and, except as otherwise provided in any Loan Document, the aggregate Prepayment Fee for the Loan or Loans prepaid, which shall not be refundable.

(b)           Mandatory Prepayment Upon Acceleration.  Upon any acceleration of any Loan pursuant to Section 7.02, Borrower shall immediately repay all (or if only a portion is accelerated thereunder, such portion of) the Loans then outstanding, including accrued and unpaid interest thereon, plus the aggregate Prepayment Fee for all such Loans and all other amounts owed under the Loan Documents.

Section 2.05.  Interest Provisions.

(a)           Interest on the outstanding principal amount of each Loan shall accrue at a rate per annum equal to the Fixed Rate for such Loan.  Interest shall be computed on the basis of a 360-day year consisting of 12 30-day months. On the Interim Interest Payment Date for a Loan, Borrower shall pay interest accruing on such Loan from the applicable Closing Date through and including the last day of the calendar month immediately preceding the applicable Interim Interest Date.  Interest accruing on each Loan on and after the Interim Interest Date for such Loan shall be payable on each Payment Date or the date of prepayment, as applicable.

(b)           Any payment under a Loan Document that is not paid by Borrower on the due date thereof shall, to the extent permissible by law, bear a late charge equal to the lesser of three cents ($.03) per dollar of the delinquent amount or the lawful maximum, and Borrower shall be obligated to pay the same immediately upon receipt of Lender’s written invoice therefor.

(c)           Upon the occurrence and during the continuation of any Event of Default or after acceleration, Borrower shall pay interest (i) with respect to all Loans at a rate per annum equal to the rate otherwise in effect plus an additional 3% per annum and (ii) with respect to all other Obligations of Borrower to Lender at a rate per annum equal to the highest Fixed Rate then in effect plus an additional 3% per annum (each such rate, a “Default Rate”).

(d)           The obligations of Borrower hereunder and under the Notes and the other Loan Documents shall be subject to the limitation that payments of interest to Lender, plus any other amounts paid to Lender in connection herewith and therewith, shall not be required to the extent (but only to the extent) that contracting for and receiving such payment by Lender would be contrary to the provisions of any law applicable to Lender limiting the highest rate of interest which may be contracted for, charged or received by Lender, and in such event Borrower shall pay such Lender interest and other amounts at the highest rate permitted by applicable law.

Section 2.06.  Payments Absolute.  The obligations of Borrower to pay interest and principal required under this Article II and to make other payments under the Loan Documents and to perform and observe the covenants and agreements contained herein and therein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including, without limitation, any failure of the Collateral to be delivered, installed or constructed, as applicable, any defects, malfunctions, breakdowns or infirmities in the Collateral or any accident, condemnation, destruction or unforeseen circumstances.  Notwithstanding any dispute between Borrower and Lender or any other person, Borrower shall make all payments under the Loan Documents when due and shall not withhold any payments pending final resolution of such dispute, nor shall Borrower assert any right of set-off or counterclaim against its obligation to make such payments required under the Loan Documents.

ARTICLE III:  CONDITIONS TO LOANS

Lender’s agreement to make the Loans to Borrower hereunder and to disburse the proceeds thereof shall be subject to the condition precedent that Lender shall have received, on or prior to the applicable Closing Date (or by such other time as may be specified herein with respect thereto), all of the following, each in form and substance satisfactory to Lender:

(a)           This Agreement and all other Loan Documents, properly executed on behalf of Borrower, and each of the exhibits and schedules hereto and thereto properly completed.

(b)           The respective Note, properly executed on behalf of Borrower.

(c)           A Loan Request for each such Loan, duly completed and properly executed on behalf of Borrower.

(d)           A certificate of the Secretary or an Assistant Secretary of Borrower, certifying as to (i) the resolutions of the board of directors of Borrower, authorizing the execution, delivery and performance of this Agreement, the Note, the other Loan Documents and any related documents, (ii) the Organizational Documents of Borrower, (iii) the signatures of the officers or agents of Borrower authorized to execute and deliver this Agreement, the Note, the other Loan Documents and other instruments, agreements and certificates on behalf of Borrower, and (iv) no Default or event or circumstance that could reasonably be likely to have a Material Adverse Effect has occurred.

(e)           Current certified copies of the Organizational Documents of Borrower.

(f)            A Certificate of Good Standing issued as to Borrower by the Secretary of the State of the state of Borrower’s organization (or once Borrower has provided a Certificate of Good Standing, a confirmation from a reputable filing service in the applicable jurisdiction that such Good Standing Certificate is still in effect) not more than 30 days prior to the Closing Date.

(g)           A Certificate of Qualification issued as to Borrower by the Secretary of the State of the state where the Collateral is or will be located  (or once Borrower has provided a Certificate of Qualification, a confirmation from a reputable filing service in the applicable jurisdiction that such Certificate of Qualification is still in effect) not more than 30 days prior to the Closing Date.

(h)           [Intentionally Omitted]

(i)            [Intentionally Omitted]

(j)            [Intentionally Omitted]

(k)           [Intentionally Omitted]

(l)            Certificates of the insurance required hereunder, containing a lender’s loss payable clause in favor of Lender.

(m)          [ Intentionally Omitted]

(n)           Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against Borrower, and (ii) no financing statements have been filed and remain in effect against Borrower relating to the Collateral except those financing statements filed by Lender.

(o)           Payment of the Closing Fee and, if any, all of Lender’s other fees, commissions and expenses in connection with the funding of each Loan.

(p)           [Intentionally Omitted]

(q)           Any other documents or items reasonably required by Lender.

ARTICLE IV:  REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

Borrower represents, warrants and covenants for the benefit of Lender, as of the date hereof and each Closing Date, as follows:

(a)           Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Borrower is in good standing and is duly licensed or qualified to transact business in each jurisdiction where the nature of its business requires such qualification, except for those jurisdictions in which the failure to qualify could not reasonably be expected to have a Material Adverse Effect.  Borrower’s exact legal name is as set forth on the execution page hereof.

(b)           Borrower has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its obligations under this Agreement, the Note and each other Loan Document to which it is a party and to own its property, (ii) use the Collateral and (iii) conduct its business substantially as currently conducted by it, except as to clause (iii) where the failure to hold such licenses, permits and approvals could not reasonably be expected to have a Material Adverse Effect.

(c)           This Agreement, the Note and the other Loan Documents to which it is a party have been duly authorized, executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or effecting the enforcement of creditors’ rights.

(d)           The execution and delivery of this Agreement, the Note and the other Loan Documents, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms and conditions hereof and thereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of any Organizational Document of Borrower or of any corporate restriction or of any agreement or instrument to which Borrower is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Borrower other than Liens in favor of Lender.

(e)           The authorization, execution, delivery and performance of this Agreement, the Note and the other Loan Documents by Borrower do not require submission to, approval of, or other action by any governmental authority or agency, except for such action that has been duly obtained or taken and is in full force and effect.

(f)            Assuming the timely filing with the Secretary of State of Borrower’s State of UCC-1 financing statements showing Borrower as the “debtor” thereunder and Lender as the “secured party” thereunder and containing a description of the Collateral substantially similar to the description of the Collateral contained in the respective Collateral Schedules, each of the Loan Documents that purports to create a security interest creates a valid first priority Lien on the Collateral subject only to Permitted Liens, securing the payment and performance of the Obligations.

(g)           Except as disclosed by Borrower in its filings with the SEC that are available to the public, there is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Borrower’s knowledge, threatened against or affecting Borrower or any Guarantor, challenging Borrower’s or any Guarantor’s authority to enter into this Agreement, the Note or any of the other Loan Documents or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Note or any of the other Loan Documents, or could reasonably be expected to have a Material Adverse Effect.

(h)           Borrower has good title to all of the Collateral, in each case free and clear of all Liens except for Permitted Liens.

(i)            Borrower is in compliance with all laws, rules, regulations and orders of governmental authorities applicable to it and its properties except to the extent the non-compliance with which could not reasonably be expected to have a Material Adverse Effect.

(j)            Borrower has heretofore furnished to Lender the Financial Statements and those statements fairly present the financial condition of Borrower and such Guarantor, if any, on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP.  Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or financial condition or prospects of Borrower or any Guarantor.  Except as disclosed in the Financial Statements or the notes thereto and for the items previously disclosed in writing by Borrower to Lender, neither Borrower nor any Guarantor, as of each Closing Date, has or will have any liabilities, contingent or otherwise, that could reasonably be expected to have a Material Adverse Effect.

(k)           Borrower has filed, and will pay, all federal, state and local tax returns which are required to be filed by it, and Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

(l)            For purposes of Section 9-307 of the UCC, Borrower is and will remain located in the Borrower’s State.  Borrower’s residence for federal income tax purposes is located at its Notice Address specified in Schedule I.  Borrower has authorized Lender to file financing statements that are sufficient when filed to perfect the security interests created pursuant to this Agreement and the other Loan Documents.  When such financing statements are filed in the offices noted therein, Lender will have a valid and perfected security interest in the Collateral that constitutes personal property, subject to no other Lien other than Permitted Liens.

(m)          All factual information heretofor or contemporaneously furnished by or on behalf of Borrower or any Guarantor in writing to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Borrower or any Guarantor to Lender will be, true and correct in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

(n)           None of Borrower or any Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock.”  None of the proceeds of any Loan will be used for the purpose of, or be made available by Borrower or any Guarantor in any manner to any other Person to enable or assist such Person in, directly or indirectly purchasing or carrying “margin stock”.  Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

(o)           None of Borrower or any Guarantor is an “investment company” nor a “company controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

ARTICLE V:  SECURITY INTEREST

This Agreement is intended to constitute a security agreement within the meaning of the UCC.  To secure the payment and performance of the Obligations, Borrower hereby grants to Lender a security interest constituting a first Lien on the Collateral.  Borrower hereby authorizes, and ratifies any previous authorization for, Lender to file UCC financing statements and any amendments thereto describing the Collateral and containing any other information required by the applicable UCC.  Borrower authorizes Lender, and hereby grants Lender a power of attorney (which is coupled with an interest), to file financing statements and amendments thereto securing the Collateral and containing any other information required by the applicable UCC and all proper terminations of the filings of other secured parties with respect to the Collateral, in such form and substance as Lender, in its sole discretion, may determine.  Until the later of the Scheduled Commitment Termination Date or the date there is no outstanding Indebtedness under the Notes, Borrower hereby waives any right that Borrower may have to file with the applicable filing officer, and agrees that it will not file or authorize the filing of, any financing statement, amendment, termination or other record pertaining to the Collateral and/or Lender’s interest therein, except as authorized by Lender in writing.

ARTICLE VI:  COVENANTS

Section 6.01.  Affirmative Covenants.  So long as any Loan shall remain unpaid, Borrower will comply, and shall cause each Guarantor to comply, with the following requirements unless waived by Lender in writing:

(a)           Financial Statements.  Borrower shall deliver to Lender for Borrower and each Guarantor respectively: (i) as soon as practicable, and in any event within 45 days after the end of each fiscal quarter (other than the last fiscal quarter), unaudited financial statements including in each instance, balance sheets, income statements, and statements of cash flow, on a consolidated and consolidating basis, as appropriate, and separate profit and loss statements as of and for the quarterly period then ended and for the fiscal year to date, prepared in accordance with GAAP, and certified by Borrower’s chief financial officer or such Guarantor’s chief financial officer, as applicable, to be true and correct, (ii) as soon as practicable, and in any event within 90 days after the end of each fiscal year, annual audited financial statements, including balance sheets, income statements and statements of cash flow for the fiscal year then ended, on a consolidated and consolidating basis, as appropriate, which have been prepared by the independent accountants of Borrower or such Guarantor, as applicable, in accordance with GAAP and (iii) as soon as practicable, any certifications required by the Securities and Exchange Commission of the United States (the “SEC”) or by securities laws applicable to Borrower and each Corporate Guarantor concerning financial statements of Borrower or such Corporate Guarantor, as applicable.  Such audited financial statements shall be accompanied by the independent accountant’s opinion, which opinion shall be in form generally recognized as “unqualified.”  Borrower shall be deemed to have complied with the foregoing requirements with respect to Borrower and/or any Guarantor, as applicable, if such entity files Forms 10-K and 10-Q with the SEC that are publicly available within the time frames set forth above.

(b)           [Intentionally Omitted]

(c)           Notices.  Borrower shall deliver to Lender each of the following:

(i)            as soon as possible and in any event within three Business Days after the occurrence of a Default, an Event of Default or an event which could reasonably be expected to result in a Material Adverse Effect, a statement of Borrower setting forth reasonably detailed information regarding such Default, Event of Default or event and the action that Borrower has taken and proposes to take with respect thereto;

(ii)           promptly after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting Borrower or any Guarantor which seek a monetary recovery against Borrower or any Guarantor in excess of $10,000,000;

(iii)          promptly upon knowledge thereof, notice of any loss, theft or destruction of or material damage to, or and any action, suit or proceeding relating to, Collateral having a value in excess of $250,000;

(iv)          promptly after the amending thereof, copies of any and all amendments to any of its Organizational Documents (provided Borrower shall be deemed to have complied with the foregoing requirements with respect to Borrower if Borrower discloses such amendments by filing a Form 8-K with the SEC that is publicly available within the times frames set forth above);

(v)           promptly upon knowledge thereof, notice of the violation by Borrower of any law or court order applicable to Borrower, which violation could reasonably be expected to have a Material Adverse Effect.

(d)           Compliance with Laws.  Borrower shall comply in all material respects with all governmental rules and regulations and all other applicable laws and court orders, including, without limitation, all Environmental Laws.

(e)           Maintenance of Properties.  Borrower shall, at its own expense, maintain, preserve, protect and keep the Collateral in good repair, working order and condition in compliance with all applicable laws, rules, regulations and the requirements of all applicable insurance policies, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times and shall maintain in full force and effect all rights, franchises, permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted where the failure to so maintain the same could reasonably be expected to have a Material Adverse Effect.  Borrower will not make any material alterations, modifications or additions to the Collateral which cannot be removed without materially damaging the functional capabilities or economic value of the Collateral unless Lender has provided its prior written consent.

(f)            Insurance.  Borrower shall, at its own expense, procure and maintain continuously in effect: (i) public liability insurance for personal injuries, death or damage to or loss of property arising out of or in any way relating to the Collateral, and (ii) insurance against such hazards as Lender may reasonably require, in each case in amounts reasonably acceptable to Lender.  All insurance policies required by this Section shall be taken out and maintained with insurance companies reasonably acceptable to Lender.  Borrower shall provide written notice to Lender of any cancellation or material revision of coverage under any such insurance at least 30 days before the cancellation or revision becomes effective.  No insurance shall be subject to any co-insurance clause.  Borrower shall cause Lender to be named as loss payee on all insurance policies relating to any Collateral and shall cause Lender to be named as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Lender.  Such insurance shall not be affected by any unintentional act or negligence or representation or warranty on the part of Borrower or other owner of the policy or the property described in such policy.  Prior to each Closing Date, Borrower shall deposit with Lender evidence satisfactory to Lender of such insurance and, at least 10 days prior to the expiration thereof, Borrower will promptly notify Lender, if such insurance is cancelled (but no later than 30 days following such cancellation.  At Lender’s request, Borrower shall provide Lender evidence reasonably satisfactory to Lender of such insurance.  Borrower shall provide or cause to be provided to Lender and to its insurance consultant (or any agent, officer or employee of Lender) such other information relating to its insurance coverage as may be reasonably requested by Lender.

(g)           Books and Records; Inspections.  Borrower will keep books and records that accurately reflect all of its material business affairs and transactions.  Borrower will, and will cause each Guarantor to, permit Lender or any of its representatives (including outside auditors), upon reasonable advance written notice and at reasonable times (not to exceed two Business Days) and intervals (which intervals, so long as no Default or Event of Default exists, shall not exceed more than one visit in any 12 month period, but if a Default or Event of Default exists, shall be unlimited), to visit all of its offices, to discuss its financial matters with its officers and to reasonably examine (and, at the expense of

Borrower, copy extracts from) books or other corporate records (including computer records), provided however, if an Event of  Default exist Lender shall not be required to provide any such advance written notice to Borrower.

(h)           Perfection of Liens.  Borrower shall take such action as may be necessary or as Lender may request in order to perfect and protect Lender’s Lien on the Collateral.

(i)            Title.  Borrower will at all times protect and defend, at its own cost and expense, its title from and against all claims, liens and legal processes of creditors of Borrower (other than Lender), and keep all Collateral free and clear of all such claims, liens and processes other than Permitted Liens.

Section 6.02.  Negative Covenants.  So long as the Loan shall remain unpaid, Borrower agrees that:

(a)           Liens.  Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer in, on or of any of the Collateral except for Permitted Liens.

(b)           Fundamental Changes.  Borrower will not, without Lender’s prior written consent, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or, other than in the ordinary course of its business, convey, sell assign, lease, transfer, or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its property or assets; provided, however, that notwithstanding the foregoing, Borrower may enter into a merger or consolidation or convey, sell assign, lease, transfer, or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its property or assets without Lender’s prior written consent if the surviving or acquiring entity in such transaction (i) (A) shall be organized and existing under the laws of the United States or any state thereof, or (B) shall, both before and after giving effect to such transaction, have assets in the United States of $100,000,000.00 or more, (ii) shall promptly execute and deliver to Lender an agreement reasonably satisfactory to Lender pursuant to which such entity assumes and agrees to be fully liable for all of Borrower’s obligations under the Loan Documents, and (iii) (A) shall have it’s senior unsecured debt rated by S&P and Moody’s, and (B) such senior unsecured debt shall be rated at least BBB by S&P and at least Baa2 by Moody’s, and, in such case, after giving effect to such transaction, no other Default or Event of Default shall exist.

(c)           Sale of Collateral.  Borrower will not (in each case in one transaction or series of related transactions) sell, transfer, lease, contribute or otherwise convey or dispose of, or grant options, warrants or other rights with respect to, or agree to do any of the foregoing with respect to, all or any part of the Collateral.

(d)           Location or Name Changes.  Borrower will not change its location for purposes of Section 9-307 of the UCC or its name in any manner that could make any financing statement filed in connection with any Loan Document seriously misleading within the meaning of Section 9-506 of the UCC or any similar statute, unless it shall have given Lender at least 30 days’ prior written notice thereof.

(e)           Replacement Cash Collateral.  At any time during the term hereof, Borrower shall be permitted to deposit with and pledge to Lender (or one of its affiliates), as security for the Obligations, cash or cash equivalents in a sum equal to the principal amount of the Loans outstanding from time to time, plus the unused portion of the Maximum Principal Amount all on terms and conditions reasonably satisfactory to Lender and Borrower.  In the event Borrower pledges such cash collateral with Lender (or one of its affiliates) on terms and conditions satisfactory to Lender, then Lender shall release its security interest in the Collateral; provided, however, that Lender shall not be obligated to release its security interest in the Collateral prior to the expiration of the applicable period described in Section 547 of the United State Bankruptcy Code (11 U.S.C. §547) or any other similar law or regulation or any successor to any such law for avoiding (or otherwise setting aside) the cash collateral pledge.

Section 6.03.  Indemnity.

(a)           Whether or not covered by insurance, Borrower hereby assumes responsibility for and agrees to reimburse Lender, its affiliates and its and their respective officers, directors, employees and agents (individually and collectively, the “Indemnified Parties”) for and will indemnify, defend and hold the Indemnified Parties harmless from and against all liabilities, obligations, losses, damages, penalties, claims, suits, actions, proceedings, judgments, awards, amounts paid in settlements, obligations, debts, diminutions in value, fines, penalties, charges, fees, costs and expenses (including reasonable attorneys’ fees and expenses) of whatsoever kind and nature, imposed on, incurred by or asserted against any Indemnified Party that in any way relate to or arise out of any of the Loan Documents, the transactions contemplated thereby or the Collateral, including, without limitation (collectively, the “Losses”), (i) the selection, manufacture, construction, acquisition, acceptance or rejection of the Collateral, (ii) the ownership of the Collateral, (iii) the delivery, installation, lease, possession, maintenance, use, condition, return or operation of the Collateral, (iv) the condition of the Collateral sold or otherwise disposed of after possession by Borrower, (v) any patent or copyright infringement, (vi) any act or omission on the part of Borrower, Guarantor or any of its or their officers, employees, agents, contractors, lessees, licensees or invitees, (vii) any misrepresentation or inaccuracy in any representation or warranty of Borrower or any Guarantor, or a breach of Borrower or any Guarantor of any of its covenants or obligations under any of the Loan Documents, (viii) any claim, loss, cost or expense involving alleged damage to the environment relating to the Collateral, including, without limitation, investigation, removal, cleanup and remedial costs, (ix) any personal injury, wrongful death or property damage arising under any statutory or common law or tort law theory, including, without limitation, damages assess for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Collateral, (x) any past, present or threatened, in writing, injury to, or destruction of, the Collateral, including, without limitation, costs to investigate and assess such injury or damage and (xi) any administrative process or proceeding or judicial or other similar proceeding (including, without limitation, any alternative dispute resolution process and any bankruptcy proceeding) in any way connected with any matter addressed in any of the Loan Documents; provided however, that Borrower shall not be required to indemnify, defend or hold harmless any Indemnified Party from and against Losses to the extent arising from Indemnified Party’s gross negligence or willful misconduct.

(b)           An Indemnified Party shall provide prompt written notice to Borrower of a possible indemnification claim after the Indemnified Party receives notice of the claim, provided however, that the failure of an Indemnified Party to provide prompt written notice to Borrower shall not release Borrower from any obligations under this Section except to the extent Borrower is materially prejudiced by such failure.  If any action or proceeding be commenced, to which action or proceeding one or more of the Indemnified Parties are made a party by reason of the execution or performance of this Agreement or any other Loan Document, or in which it becomes necessary to defend or uphold the Lien of this Agreement, all sums paid by the Indemnified Parties, for the expense of any litigation to prosecute or defend the rights and Lien created hereby or otherwise, shall be paid by Borrower to such Indemnified Parties, as the case may be, as hereinafter provided.  Borrower will pay and save the Indemnified Parties harmless against any and all liability with respect to any intangible personal property tax or similar imposition of any state or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by the Indemnified Parties in respect of this Agreement or any Obligation.

(c)           All amounts payable to Indemnified Parties under this Section shall be deemed Obligations secured by this Agreement and shall be payable immediately upon demand.  In case any action, suit or proceeding is brought against one or more of the Indemnified Parties by reason of any such occurrence, Borrower, upon request of such Indemnified Parties, will, at Borrower’s expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by Borrower, which counsel shall be reasonably acceptable to Lender, and Borrower shall have full power to litigate, compromise or settle the same on behalf of the Indemnified Parties in its sole discretion; provided that (i) Borrower shall have acknowledged in writing its obligation to fully indemnify such Indemnified Parties in respect of such action, suit or proceeding prior to assuming the defense thereof, (ii) Borrower shall keep such Indemnified Parties fully apprised of the status of such action, suit or proceeding and shall provide such Indemnified Parties with all information with respect to such action, suit or proceeding as such Indemnified Parties shall reasonably request, (iii) each such Indemnified Party, at its own expense, may participate in any action, suit or proceeding controlled by Borrower and (iv) no such settlement shall include an admission of an omission or misconduct of an Indemnified Party without the prior written consent of such Indemnified Party.  In connection with any claim for indemnification hereunder by an Indemnified Party, such Indemnified Party shall cooperate in good faith with Borrower.  Notwithstanding anything in this Section  to the contrary, Borrower shall not be entitled to control and assume, or continue, the defense of, or compromise or settle, any action, suit or proceeding if (A) an Event of Default shall have occurred and be continuing, (B) in the reasonable opinion of such Indemnified Parties, such action, suit or proceeding will involve any material danger of the sale, forfeiture or loss of, or creation of any Lien on any Collateral, (C) in the reasonable opinion of such Indemnified Parties, there exists an actual or potential conflict of interests, (D) such claim or liability involves the risk of criminal sanctions or liability to any such Indemnified Party or (E) such proceeding involves claims against an Indemnified Party not fully indemnified by Borrower or which Borrower and the Indemnified Parties have been unable to sever such claims from the indemnified claim(s).  In the circumstances described in clauses (A) through (E), such Indemnified Parties shall be entitled to control or defend such action, suit or proceeding at the expense of Borrower; provided, however, that no Indemnified Party shall be permitted to settle or compromise any action, suit or proceeding without the prior written consent of Borrower, which consent shall not be unreasonably withheld, conditioned or delayed.  Borrower may in any event participate in all such actions, suits or proceedings at its own expense.  Nothing herein contained shall be deemed to require an Indemnified Party to contest any liability, charge, loss, obligation, claim, damage, penalty, cause of action, suit, cost, expense or judgment or assume control of or defend any action, suit or proceeding with respect thereto. The obligations of Borrower under this Section shall survive the termination of this Agreement and not be merged with any applicable judgment.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Losses that is permissible under applicable law.

Section 6.04.  Performance by Lender.  If Borrower at any time fails to perform or observe any of the covenants or agreements contained in this Agreement, Lender may, but need not, with notice to Borrower, perform or observe such covenant on behalf and in the name, place and stead of Borrower (or, at Lender’s option, in Lender’s name) and may, but need not, take any and all other actions which Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments), and Borrower shall thereupon pay to Lender on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by Lender, together with interest thereon from the date expended or incurred at the lesser of the highest Default Rate then in effect or the highest rate permitted by law.

ARTICLE VII:  EVENTS OF DEFAULT

Section 7.01.  Events of Default.  Each of the following events or occurrences shall constitute an “Event of Default”:

(a)           Borrower shall default in the payment of any Obligation when due and such failure continues for 10 calendar days;

(b)           Any representation or warranty of Borrower made in any Loan Document or any other writing or certificate furnished by or on behalf of Borrower pursuant to any Loan Document is or shall be incorrect when made in any material respect;

(c)           Borrower shall fail to perform any of its obligations under Section 6.01(c), 6.01(f), 6.01(i) or 6.02(a);

(d)           Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than items set forth elsewhere in this Section 7.01), and such default shall continue unremedied for a period of 30 days after Borrower has actual knowledge thereof or has received notice by Lender thereof;

(e)           The occurrence of an event of default or a breach or default, after the passage of all applicable notice and cure or grace periods provided therefor, under any other Loan Document or any other agreement between or among Borrower or any Guarantor and Lender or any of its affiliates;

(f)            The occurrence of a default or an event of default (however defined) under any instrument, agreement or other document evidencing or relating to, and the acceleration of, any indebtedness or other monetary obligation of Borrower or any Guarantor having a principal amount (including, without limitation, the amount of any outstanding letters of credit), individually or in the aggregate, in excess of $10,000,000;

(g)           (i) Any judgment or order for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) in excess of $10,000,000 shall be rendered against Borrower or any Guarantor, which judgment or order is not, within thirty (30) days after entry thereof, bonded or stayed pending appeal, or (ii) any such judgment or order (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) becomes a final, unappealable judgment or order;

(h)           The occurrence of any Change in Control unless the Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) acquiring such control, or the Person with control of such Person, (i) shall have it’s senior unsecured debt rated by S&P and Moody’s, and (ii) such senior unsecured debt shall be rated at least BBB by S&P and at least Baa2 by Moody’s, and the Person that has such senior unsecured debt ratings shall have executed and delivered to Lender a guaranty of all of Borrower ‘s obligations and liabilities under the Loan Documents, which guaranty shall be in form and substance satisfactory to Lender;

(i)            Borrower or any Guarantor shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower or any Guarantor (and such involuntary appointment is not dismissed or stayed within 30 days); or Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Borrower or any Guarantor (and such involuntary proceeding is not dismissed or stayed within 30 days; or

(j)            Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of

Borrower; Borrower or  any Guarantor or any other Person shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Loan Document or any Lien granted thereunder; or any Lien securing (or required to secure) any Obligation shall, in whole or in part, cease to be a first priority perfected Lien subject only to Permitted Liens.

(k)           At any time Borrower shall be a guarantor of obligations under such Loan Agreement, an of Event of Default shall exist under and as defined in that certain Loan Agreement of even date herewith between Lender and IBIS BIOSCIENCES, INC.

(l)            [Intentionally Omitted]

Section 7.02.  Remedies.  (a)  Following the occurrence of an Event of Default described in subsection (i) of Section 7.01, all of the outstanding principal amount of the Loans and other Obligations shall be due and payable and the Commitment (if not theretofore terminated) shall terminate, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and, as the case may be, the Commitment shall terminate.

(b)  Following the occurrence of any Event of Default and subject to subsection (a) of this Section, Lender may exercise, at its option, concurrently, successively or in any combination, all rights and remedies of a secured party in, to and against the Collateral granted by the UCC or otherwise available at law or in equity, including, without limitation:

(i)            by notice to Borrower, declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and/or, as the case may be, the Commitment shall terminate;

(ii)           recover all fees and expenses (including, without limitation, reasonable attorneys’ fees) in connection with the lawful collection or enforcement of the Obligations, which fees and expenses shall constitute additional Obligations of Borrower hereunder;

(iii)          take immediate and exclusive possession of the Collateral, which constitutes personal property, or any part thereof, with or without any court order or other process of law and enter the premises where such Collateral is located and remove the same therefrom, or require Borrower to assemble and package such Collateral and make it available to Lender for its possession at a place designated by Lender;

(iv)          sell, lease, sublease, hold or otherwise dispose of all or any part of the Collateral and hold, maintain, preserve and prepare the Collateral for sale until disposed of;

(v)           [Intentionally Omitted]

(vi)          sue for specific performance of any Obligation or recover damages for breach thereof; and

(vii)         exercise any one or more of the remedies available under any Loan Document.

Section 7.03.  Use of Proceeds.  Any proceeds received by Lender in exercising the rights and remedies specified in Section 7.02 shall be first applied to pay the costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by Lender as a result of an Event of Default.  Any proceeds remaining after payment of such costs and expenses shall be applied to the satisfaction of the Obligations as determined by Lender in its sole discretion and, unless Lender accepts the Collateral in full or partial satisfaction of the Obligations, any excess proceeds after satisfaction of all Obligations shall be paid to Borrower.

ARTICLE VIII:  MISCELLANEOUS PROVISIONS

Section 8.01.  Waivers, Amendments.  No provision of this Agreement or any of the other Loan Documents shall be deemed waived or amended except by a written instrument setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought.  Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.  No notice to or demand on Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.

Section 8.02.  Notices.  All notices, certificates, requests, demands and other formal communications provided for hereunder or under any Loan Document shall be in writing and shall be (a) personally delivered or (b) sent by overnight courier of national reputation, and shall be deemed to have been given on (i) the date received if personally delivered and (ii) the next Business Day if sent by overnight courier.  All communications shall be addressed to the party to whom notice is being given at its

Notice Address.  If notice to Borrower of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in this Section) at least 10 calendar days prior to the date of intended disposition or other action.  The parties acknowledge and agree that routine or informal communications may be conducted by email, in addition to the means set forth above.

Section 8.03.  Severability.  Any provision of this Agreement or any other Loan Document which is invalid, illegal or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 8.04.  Execution in Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same document.

Section 8.05.  Further Assurance and Corrective Instruments.  Borrower hereby agrees that it will, from time to time, execute, acknowledge and deliver or authorize, as applicable, or cause to be executed, acknowledged and delivered or authorized, such further acts, instruments, conveyances, transfers and assurances and take such other actions, as Lender reasonably deems necessary or advisable for the implementation, correction, confirmation or perfection of this Agreement or the other Loan Documents and any rights of Lender hereunder or thereunder.

Section 8.06.  Time of the Essence.  Time is of the essence with respect to the performance by Borrower of the Obligations.

Section 8.07.  Entire Agreement.  This Agreement and the other Loan Documents constitute the entire agreement between Lender and Borrower.  There are no other understandings, agreements, representations or warranties, written or oral, between Lender and Borrower with respect to the subject matter of this Agreement and the other Loan Documents.

Section 8.08.  Governing Law.  THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 8.09.  Successors and Assigns; Assignments by Lender.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of Lender except as permitted under Section 6.02(b).  Lender may assign, in whole or in part, its rights under this Agreement.  Upon any assignment by Lender of its entire right and interest under the Loan Documents, Lender shall automatically be relieved, from and after the date of such assignment, of any liability for the performance of any obligation of Lender therein.

Section 8.10.  Assignments and Participations.  Borrower acknowledges and agrees that a material inducement to Lender’s willingness to complete the transactions contemplated by the Loan Documents is that Lender may, at any time, complete an assignment or participation with respect to any Loan Document or any or all of the servicing rights with respect thereto.  In connection with any such assignment or participation:  (a) Borrower agrees to cooperate in good faith with Lender, including, without limitation, providing such documents, financial information and other information (“Information”) reasonably requested by Lender or any entity involved with respect to such assignment or participation;  (b) Borrower consents to Lender’s providing the Information, including any other information that Lender may now have or hereafter acquire with respect to Borrower or the Collateral to any entity involved with respect to such assignment or participation;  and (c) Notwithstanding anything to the contrary in any Loan Document, in the event that Lender assigns a Note, (i) the related Loan shall be deemed a separate loan that includes and incorporates each term and condition in this Agreement and the other Loan Documents related thereto, (ii) the term “Obligations” as used herein and in the Loan Documents with respect to any assignee shall mean only the Indebtedness and obligations evidenced by or related to the Notes held by the assignee and (iii) the term Collateral as used herein and in the Loan Documents with respect to such assignee shall mean only the Collateral described on the Collateral Schedules that specifically refer to the Notes held by such assignee.

Section 8.11.  Waiver of Jury Trial.  LENDER AND BORROWER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, ANY DEALINGS BETWEEN LENDER AND BORROWER RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY LOAN DOCUMENT, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LENDER AND BORROWER.  BORROWER ACKNOWLEDGES AND AGREES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS).  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY

TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY LOAN DOCUMENT, OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTION.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 8.12.  Forum Selection and Consent to Jurisdiction.  BORROWER AND LENDER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY FEDERAL OR LOCAL COURT LOCATED IN THE CITY OF CHICAGO, ILLINOIS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL MAY BE FOUND.  BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 8.13.  Waiver of Certain Claims.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH GUARANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, ANY LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED THEREBY, ANY LOAN OR THE USE OF THE PROCEEDS THEREOF.

[REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

By	/s/ B. Lynne Parshall
Name	B. Lynne Parshall
Title	COO & CFO

LENDER:

RBS ASSET FINANCE, INC.

By	/s/ Cynthia Prince
Name	Cynthia Prince
Title	Vice President

[EXECUTION PAGE OF LOAN AGREEMENT]

SCHEDULE I

The following terms shall have the following meanings:

“Borrower’s State” means Delaware.

“Closing Fee” — Not applicable

“Financial Statements” means the audited financial statement of Borrower and each Guarantor for their fiscal years ended December 31, 2007 and the unaudited financial statement of Borrower and each Guarantor and for the quarter ended June 30, 2008.

“Fixed Rate” means, with respect to each Loan and each Note, a rate per annum equal to the sum of (i) the notional rate per annum for a fixed rate payer under a 3 year interest rate swap on the day that is two Business Days prior to the applicable Closing Date plus (ii) (a) 3.85% or (b) such other amount as Lender may specify, which rate will be set forth in such Note.

“Interim Interest Date” means, with respect to each Loan and each Note, the interim interest date described in such Note.

“Interim Interest Payment Date” means, with respect to each Loan and each Note, the interim interest date described in such Note.

“Maximum Principal Amount” means $9,400,000.00.

“Notice Address” means with respect to Borrower or Lender, as applicable, the following address, or such other address as such party may designate in writing to the other party:

If to Borrower:	Isis Pharmaceuticals, Inc.
Attention: Chief Financial Officer
1896 Rutherford Road
Carlsbad, CA 92008
Telephone No.: 760 603-2469
Facsimile No.: 760 918-3592

w/copy to General Counsel (fax: 760 268-4922

If to Lender:	RBS Asset Finance, Inc.
71 S. Wacker Drive, Suite 2800
Chicago, IL 60606
Telephone No.: (312) 777-3500
Facsimile No.: (312) 777-4001

“Organizational Documents” means (i) with respect to Borrower, the articles of incorporation and by-laws of Borrower and (ii) with respect to each Corporate Guarantor, the articles of incorporation and by-laws/certificate of formation and limited liability company/operating agreement] of such Guarantor.

“Payment Date” means the first Business Day of each calendar month.

“Scheduled Commitment Termination Date” means March 31, 2009.